UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Current Report on Form 8-K is being provided by Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L).  KCP&L is a wholly-owned subsidiary of Great Plains Energy and represents a significant portion of its assets, liabilities, revenues, expenses and operations.  Thus, all information contained in this report relates to, and is furnished or filed by, Great Plains Energy.  Information that is specifically identified in this report as relating solely to Great Plains Energy, such as its financial statements and all information relating to Great Plains Energy’s other operations, businesses and subsidiaries, including KCP&L Greater Missouri Operations Company (GMO) does not relate to, and is not furnished or filed by, KCP&L.  KCP&L makes no representation as to that information.  Neither Great Plains Energy nor GMO has any obligation in respect of KCP&L’s debt securities and holders of such securities should not consider Great Plains Energy’s or GMO’s financial resources or results of operations in making a decision with respect to KCP&L’s debt securities. Similarly, KCP&L has no obligation in respect of securities of Great Plains Energy or GMO.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain         Officers; Compensatory Arrangements of Certain Officers

Election of New Director

On August 5, 2014, the Board of Great Plains Energy adopted a resolution increasing the number of directors from nine to ten, and appointed Scott D. Grimes to fill the newly-created directorship, effective August 15, 2014.  Mr. Grimes was also appointed to the Audit and Governance Committees of the Board, effective on the same date.  There is no arrangement or understanding between Mr. Grimes and any other persons pursuant to which Mr. Grimes was selected as a director, nor are there any transactions in which Great Plains Energy is a participant in which Mr. Grimes has a direct or indirect material interest.  Mr. Grimes will stand for election at the next annual meeting of shareholders.

Mr. Grimes will participate in the compensation, benefit and other plans and arrangements for non-employee directors as described on pages 22 and 23 of Great Plains Energy's proxy statement for its Annual Meeting of Shareholders held on May 7, 2014 (filed with the Securities and Exchange Commission on March 27, 2014) and will be paid an annual retainer, on a prorated basis, in 2014.  Great Plains Energy will enter into an indemnification agreement with Mr. Grimes in the same form that the company has entered into with its other directors and officers, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on December 16, 2013.  The indemnification agreement provides indemnification to the extent allowed under Missouri law.

Officer Changes

On August 5, 2014, the Board of Directors of Great Plains Energy and KCP&L appointed Ms. Lori A. Wright as Vice President-Investor Relations and Treasurer of each company effective September 1, 2014. Ms. Wright will no longer serve as Vice President-Business Planning and Controller of each company effective September 1, 2014.

Also on August 5, 2014, the Boards of Directors of Great Plains Energy and KCP&L appointed Steven P. Busser as Vice President-Business Planning and Controller, effective as of September 1, 2014.  In such capacity, Mr. Busser will replace Ms. Wright.  Mr. Busser, 46 years old, served as Vice President-Treasurer at El Paso Electric Company from 2011-2014 with responsibility for all treasury, investor relations, and financial forecasting activities.  Prior to that, from 2006-2011, Mr. Busser was Vice President-Treasurer and Chief Risk Officer, with responsibility for all treasury, investor relations, enterprise risk management, land management, supply chain management and support services activities. Mr. Busser is a certified public accountant.

Mr. Busser will receive a $100,000 grant of time-based restricted stock, 60 percent of which will vest in three years, 20 percent will vest in four years, and 20 percent will vest in five years from the date of grant, which is expected to occur on September 2, 2014.  Mr. Busser’s target amount of incentive compensation under Great Plains Energy’s annual incentive plan is set at 40 percent of his annual base salary, with any payment for 2014 prorated for the time Mr. Busser was an officer that year.  Mr. Busser will also be eligible to receive, starting in 2015, equity grants under Great Plains Energy’s long-term incentive plan.  Mr. Busser is expected to enter into customary indemnification and change in control severance agreements, and will participate in Great Plains Energy’s 401(k) plan, as described in

Great Plains Energy’s proxy statement for its Annual Meeting of Shareholders held on May 7, 2014, which was filed with the Securities and Exchange Commission on March 27, 2014.

Item 7.01    Regulation FD Disclosure

Representatives of Great Plains Energy will participate in meetings with investors on August 12-15, 2014. A copy of the slides to be used in the investor meetings is attached hereto as Exhibit 99.1.

The presentation slides contain information regarding KCP&L. Accordingly, information in the presentation slides relating to KCP&L is also being furnished on behalf of KCP&L. The information under this Item 7.01 and in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section. The information under this Item 7.01 and Exhibit 99.1 hereto shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless otherwise expressly indicated in such registration statement or other document.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Ellen E. Fairchild
Ellen E. Fairchild
Vice President, Corporate Secretary and Chief Compliance Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/ Ellen E. Fairchild
Ellen E. Fairchild
Vice President, Corporate Secretary and Chief Compliance Officer

Date: August 11, 2014